SUB-ITEM 77H

As of August 31, 2012, the following person owned 25% or more of the voting securities of MFS Government Money Market Fund:

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|PERSON/ENTITY      |PERCENTAGE|
--------------------------------
|RICHARD E. DAHLBERG|26.01%    |
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As of August 31, 2012, the following  entity  owned  25%  or  more of the voting securities of MFS Mid Cap Growth Fund:

PERSON/ENTITY
-----------------------------------------
|                            |PERCENTAGE|
-----------------------------------------
|MFS MODERATE ALLOCATION FUND|25.13%    |
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As  of  August  31, 2012, the following entity did not own 25% or  more  of  the voting securities of MFS Money Market Fund:

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|PERSON/ENTITY         |
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|RELIANCE TRUST COMPANY|
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